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                                                                    Exhibit 99.1

[PULTE LETTERHEAD]                                         [DEL WEBB LETTERHEAD]


                PULTE HOMES AND DEL WEBB ANNOUNCE SHARE EXCHANGE
                          RATIO ASSOCIATED WITH MERGER


BLOOMFIELD HILLS, MI AND PHOENIX, AZ (JULY 25, 2001) - Pulte Homes, Inc. (NYSE:
PHM) and Del Webb Corporation (NYSE: WBB) announced today the share exchange ratio to be utilized with respect to the pending merger of the two companies. Pursuant to the merger agreement, each outstanding share of Del Webb common stock will be converted into 0.894 Pulte Homes common shares. The exchange ratio was based upon the average price of Pulte Homes stock as determined by the closing stock price for a 15 trading-day period from July 3 to July 24, 2001.

On July 27, 2001, Pulte Homes and Del Webb will each hold a special meeting of their stockholders to vote on the proposed merger. The merger is scheduled to close on July 31, 2001.

The combination of Pulte Homes and Del Webb will create a $6.0 billion revenue powerhouse with a size, geographic presence and product portfolio that is unrivaled in the homebuilding industry. Together, Pulte Homes and Del Webb will hold leading market positions throughout the United States in all buyer segments with home prices ranging from $90,000 to over $1 million. The combined company will also hold the commanding position in the active adult segment, widely recognized as the fastest-growing demographic segment of the market.

ABOUT DEL WEBB

Del Webb Corporation (www.delwebb.com), based in Phoenix, Arizona, is the nation's leading builder of active adult communities for people age 55 and older. The company operates ten active adult communities in markets including Phoenix and Tucson, AZ; Las Vegas, NV; Palm Desert and Lincoln, CA; Hilton Head, SC; Georgetown, TX; Ocala, FL; and Chicago, IL. The company also builds family and country club communities in Phoenix and Las Vegas. Four of Del Webb's communities are currently ranked in the top ten of the best-selling master planned communities in America.

ABOUT PULTE HOMES

Pulte Homes (www.pulte.com), based in Bloomfield Hills, Michigan, has operations in 41 markets across the United States, Argentina, Puerto Rico and Mexico, where it is the fifth largest builder. Based on most recent 12-month results, Pulte Homes delivered more than 20,000 homes in the United States and more than 8,000 homes in Mexico and Puerto Rico. Over its history, the Company has constructed more than 275,000 homes and has been honored as "America's Best Builder." Pulte Mortgage Corporation is a nationwide lender committed to meeting the financing needs of Pulte Homes customers by offering a wide variety of loan products and superior customer service.
FORWARD LOOKING LANGUAGE
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As a cautionary note to investors, except for historical information contained herein, certain matters discussed in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such matters involve risks and uncertainties that may cause actual results to differ materially. Risks and uncertainties include, but are not limited to, risks associated with: the cyclical nature of real estate operations; issues and timing surrounding land acquisition and development, government regulation, growth management, and environmental considerations; geographic concentration; financing and leverage; changes in economic conditions and interest rate fluctuations; increases in raw material and labor costs, future communities and new geographic markets; legal matters; natural risks, including weather conditions; and other matters set forth in Pulte Homes' Form 10-K for the year ended December 31, 2000 and Pulte Homes' filings made with the Securities and Exchange Commission (SEC) from time to time and Del Webb's Form 10-K for the year ended June 30, 2000 and Del Webb's filings made with the SEC from time to time.


CONTACT INFORMATION:

FOR PULTE HOMES                                      FOR DEL WEBB

INVESTORS:                                           INVESTORS:
Jim Zeumer                                           Don Mickus
(248) 433-4597                                       602-808-8004
jzeumer@pulte.com                                    don.mickus@delwebb.com

MEDIA:                                               MEDIA:
Valerie Dolenga                                      Scott Higginson
(248) 433-4633                                       602-808-8299
vdolenga@pulte.com                                   scott.higginson@delwebb.com

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